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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) MAY 5, 2006
                                                         -----------------------


                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

         DELAWARE                    001-10346                   77-0226211
----------------------------         ---------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (909) 987-9220
                                                          ----------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On May 9, 2006, EMRISE Corporation ("Company") issued a press release announcing it would be filing with the Securities and Exchange Commission ("Commission") amendments to its periodic reports because it has concluded that the financial statements included in its reports covering the years ended December 31, 2005 and 2004 and interim periods during 2005 and 2004 should no longer be relied upon. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
           AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On May 5, 2006, the Company's audit committee concluded that the Company's financial statements for the years ended December 31, 2005 and 2004 and the interim periods during 2005 and 2004 should no longer be relied upon. The audit committee reached this conclusion after having discussions with the Company's former independent registered public accountants and management as part of an investigation being conducted by the audit committee in response to an inquiry by the staff of the Commission's Division of Enforcement.

         Based upon information gathered to date in the audit committee's investigation, it appears that during the quarter ended December 31, 2004, the Company prematurely recognized approximately $224,000 of net sales of communications test equipment units that were not actually delivered to the customer during that quarter and thus did not meet all applicable revenue recognition criteria until after that quarter. These $224,000 of net sales were included in the Company's $9,768,000 and $29,861,000 of total net sales previously reported for the quarter and year ended December 31, 2004, respectively, and it appears, represented approximately $165,000 of the Company's $883,000 and $1,480,000 of net income previously reported for the quarter and year ended December 31, 2004, respectively.

         To the extent it is finally determined that all applicable revenue recognition criteria were met for these units during the quarter ended
March 31, 2005, these $224,000 of net sales would be added to the $7,299,000 and $41,046,000 of total net sales previously reported for the quarter ended March 31, 2005 and year ended December 31, 2005, respectively, and would decrease the Company's $350,000 net loss previously reported for the quarter ended March 31, 2005 and increase the Company's $1,288,000 net income previously reported for the year ended December 31, 2005 by approximately $165,000.

         The audit committee's investigation has revealed that Company documentation relating to the invoicing and shipment of the above-referenced units prior to January 2005 is false and/or misleading. Responsibility for the false and/or misleading documentation and the resulting misstatement in the Company's financial statements has not been fully ascertained. The audit committee continues to investigate this situation with the assistance of outside legal and accounting professionals.

         The Company intends to prepare amendments to its periodic reports to reflect the change in the timing of recognition of the sales. Because the investigation by the audit committee is ongoing, the information noted above is subject to change.

         The Company is in the process of preparing its Form 10-Q for the quarter ended March 31, 2006, which quarterly report is due on or before May 15, 2006. However, the Company anticipates delaying the filing of its quarterly report until the audit committee's investigation is complete and the Company files its restated financial statements.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information.

                  Not applicable.

         (c) Shell Company Transactions.

                  Not applicable.

         (d) Exhibits.

                  Number      Description
                  ------      -----------

                   99.1 Press release dated May 9, 2006 relating to financial statements







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 9, 2006                 EMRISE CORPORATION

                                   By: /s/ CARMINE T. OLIVA
                                       -----------------------------------------
                                       Carmine T. Oliva, Chief Executive Officer





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                        EXHIBITS ATTACHED TO THIS REPORT

         Number            Description
         ------            -----------

          99.1 Press release dated May 9, 2006 relating to financial statements